ASSET PURCHASE AGREEMENT



                                  by and among


                           Outsourcing Solutions Inc.,

                          NSA Acquisition Corporation,

                            North Shore Agency, Inc.,

                        Automated Mailing Services, Inc.,

                        Mailguard Security Systems, Inc.,

                                DMM Consultants,

                                       and

                              Certain Stockholders

                                TABLE OF CONTENTS
                            ASSET PURCHASE AGREEMENT


SECTION                                                                    PAGE


ASSET PURCHASE AGREEMENT......................................................1


RECITALS......................................................................1


ARTICLE I.....................................................................1

   DEFINITIONS................................................................1
   AFFILIATE..................................................................1
   ARBITER....................................................................1
   ASSETS.....................................................................1
   ASSIGNMENT AND ASSUMPTION AGREEMENT........................................2
   ASSUMED LIABILITIES........................................................2
   BALANCE SHEET DATE.........................................................3
   BILL OF SALE...............................................................3
   BUSINESS...................................................................3
   BUYER......................................................................3
   CANADIAN SHARES............................................................3
   CLOSING....................................................................3
   CLOSING CASH CONSIDERATION.................................................3
   CLOSING DATE...............................................................3
   CLOSING DATE BALANCE SHEET.................................................3
   CLOSING DATE STATEMENT.....................................................3
   CLOSING FINANCIAL STATEMENTS...............................................3
   CLOSING STOCK CONSIDERATION................................................3
   CLOSING WORKING CAPITAL....................................................3
   CODE.......................................................................3
   CONTRACT...................................................................4
   COURT......................................................................4
   CURRENT ASSETS.............................................................4
   CURRENT LIABILITIES........................................................4
   DOLLARS....................................................................4
   EARN-OUT AGREEMENT.........................................................4
   EFFECTIVE TIME.............................................................4
   EMPLOYMENT AGREEMENTS......................................................4
   EXCLUDED ASSETS............................................................4
   FINAL PURCHASE PRICE.......................................................4
   FINANCIAL STATEMENTS.......................................................4
   GAAP.......................................................................4
   GOVERNMENT.................................................................4
   INTELLECTUAL PROPERTY......................................................5
   INTERIM BALANCE SHEET......................................................5
   INTERIM STATEMENTS.........................................................5
   LAW........................................................................5
   LIABILITIES................................................................5
   LIEN.......................................................................5
   NORTH SHORE AFFILIATED GROUP...............................................5
   NORTH SHORE CANADA.........................................................5
   NOTICE OF DISPUTE..........................................................5
   ORDINARY COURSE............................................................6
   PARTY......................................................................6
   PERMITTED LIENS............................................................6
   PERSON.....................................................................6
   PLAN.......................................................................6
   PURCHASED ASSETS...........................................................6
   RETURNS....................................................................6
   SELLERS....................................................................6
   SELLERS GROUP..............................................................6
   SELLERS GROUP PERSON.......................................................6
   TAXES......................................................................7

ARTICLE II....................................................................7

   PURCHASE AND SALE OF ASSETS................................................7
   2.1 ASSETS TO BE PURCHASED.................................................7
   2.2 ASSUMED LIABILITIES....................................................7
   2.3 CLOSING CONSIDERATION..................................................7
   2.4 POST-CLOSING ADJUSTMENTS TO CLOSING CONSIDERATION......................8
   2.5 ALLOCATION OF CONSIDERATION............................................8
   2.6 CLOSING................................................................8
   2.7 DELIVERIES OF SELLERS AT CLOSING.......................................8
   2.8 DELIVERIES OF BUYER AT CLOSING.........................................8
   2.9 CLOSING DATE BALANCE SHEET AND STATEMENT...............................9

ARTICLE III..................................................................10

   REPRESENTATIONS AND WARRANTIES OF SELLERS.................................10
   3.1 CORPORATE EXISTENCE AND POWER OF SELLERS..............................10
   3.2 APPROVAL AND ENFORCEABILITY OF AGREEMENT..............................10
   3.3 FINANCIAL STATEMENTS..................................................11
   3.4 EVENTS SUBSEQUENT TO DECEMBER 31, 1996................................12
   3.5 ASSETS IN POSSESSION OF OTHERS........................................13
   3.6 ACCOUNTS AND NOTES RECEIVABLE.........................................13
   3.7 UNDISCLOSED LIABILITIES...............................................13
   3.8 TAXES.................................................................13
   3.9 REAL PROPERTY - OWNED.................................................14
   3.10 PERSONAL PROPERTY - OWNED............................................14
   3.11 REAL AND PERSONAL PROPERTY - LEASED FROM SELLERS.....................14
   3.12 REAL AND PERSONAL PROPERTY - LEASED TO SELLERS.......................15
   3.13 INTELLECTUAL PROPERTY................................................16
   3.14 NECESSARY PROPERTY AND TRANSFER OF PURCHASED ASSETS..................16
   3.15 USE AND CONDITION OF PROPERTY........................................17
   3.16 LICENSES AND PERMITS.................................................17
   3.17 CONTRACTS--DISCLOSURE................................................17
   3.18 CONTRACTS--VALIDITY, ETC.............................................19
   3.19 NO BREACH OF LAW OR GOVERNING DOCUMENT...............................19
   3.20 LITIGATION AND ARBITRATION...........................................20
   3.21 DIRECTORS, OFFICERS, EMPLOYEES AND CONSULTANTS.......................20
   3.22 INDEBTEDNESS TO AND FROM DIRECTORS, OFFICERS AND OTHERS..............20
   3.23 OUTSIDE FINANCIAL INTERESTS..........................................21
   3.24 PAYMENTS, COMPENSATION AND PERQUISITES OF AGENTS AND EMPLOYEES.......21
   3.25 LABOR CONTRACTS, EMPLOYEE BENEFIT PLANS, AND EMPLOYMENT CONTRACTS....21
   3.26 ERISA................................................................21
   3.27 TERMINATED PLANS.....................................................22
   3.28 OVERTIME, BACK WAGES, VACATION AND MINIMUM WAGES.....................22
   3.29 DISCRIMINATION AND OCCUPATIONAL SAFETY AND HEALTH....................22
   3.30 ALIEN EMPLOYMENT ELIGIBILITY.........................................23
   3.31 LABOR DISPUTES; UNFAIR LABOR PRACTICES...............................23
   3.32 INSURANCE POLICIES...................................................23
   3.33 GUARANTEES...........................................................23
   3.34 ENVIRONMENTAL MATTERS................................................23
   3.35 BROKER'S FEES........................................................25
   3.36 CAPITALIZATION AND RELATED MATTERS...................................25
   3.37 CANADIAN LAW.........................................................25
   3.38 FOREIGN ASSETS AND OPERATIONS........................................26
   3.39 METER MAIL PROGRAMS..................................................26
   3.40 BOOKS AND RECORDS....................................................26
   3.41 TRUTHFULNESS.........................................................26

ARTICLE IV...................................................................26

   REPRESENTATIONS AND WARRANTIES OF BUYER...................................26
   4.1 CORPORATE EXISTENCE OF BUYER..........................................26
   4.2 APPROVAL OF AGREEMENT.................................................27
   4.3 NO BREACH OF ARTICLES OR INDENTURES...................................27
   4.4 INVESTMENT REPRESENTATION.............................................27
   4.5 BROKER'S FEES.........................................................27
   4.6 CAPITAL STOCK ETC.....................................................28

ARTICLE V....................................................................28

   COVENANTS CONCERNING SELLERS..............................................28
   5.1 OPERATION OF THE BUSINESS.............................................28
   5.2 PRESERVATION OF BUSINESS..............................................30
   5.3 INSURANCE AND MAINTENANCE OF PROPERTY.................................30
   5.4 FULL ACCESS...........................................................30
   5.5 BOOKS, RECORDS AND FINANCIAL STATEMENTS...............................30
   5.6 GOVERNMENTAL FILINGS..................................................30
   5.7 TAX MATTERS...........................................................31

ARTICLE VI...................................................................31

   OTHER AGREEMENTS..........................................................31
   6.1 CHANGE OF NAME........................................................31
   6.2 EMPLOYEES.............................................................31
   6.3 SUPPLEMENTAL DISCLOSURE...............................................32

ARTICLE VII..................................................................32

   CONDITIONS TO BUYER'S OBLIGATIONS.........................................32
   7.1 REPRESENTATIONS AND WARRANTIES OF SELLERS.............................32
   7.2 PERFORMANCE OF THIS AGREEMENT.........................................32
   7.3 MATERIAL ADVERSE CHANGE AND EXTRAORDINARY DISTRIBUTIONS...............32
   7.4 CERTIFICATE OF SELLERS................................................33
   7.5 OPINION OF COUNSEL....................................................33
   7.6 EMPLOYMENT AGREEMENTS.................................................33
   7.7 EARN-OUT AGREEMENT....................................................33
   7.7 NO LAWSUITS...........................................................33
   7.8 NO RESTRICTIONS.......................................................34
   7.9 CONSENTS..............................................................34
   7.10 RELEASES.............................................................34
   7.11 DOCUMENTS............................................................34
   7.13 LEASE ASSIGNMENT AND OTHER MATTERS...................................34
   7.14 FURTHER ASSURANCES...................................................35

ARTICLE VIII.................................................................35

   CONDITIONS TO SELLERS' OBLIGATIONS........................................35
   8.1 REPRESENTATIONS AND WARRANTIES OF BUYER...............................35
   8.2 PERFORMANCE OF THIS AGREEMENT.........................................35
   8.3 CERTIFICATE OF BUYER..................................................35
   8.4 EARN-OUT AGREEMENT....................................................35
   8.5 EMPLOYMENT AGREEMENTS.................................................35
   8.6 PAYMENT OF CLOSING CONSIDERATION AND ASSUMPTION OF ASSUMED LIABILITIES36
   8.7 NO LAWSUITS...........................................................36
   8.8 OPINION OF COUNSEL....................................................36
   8.9 BANK LOAN.............................................................36
   8.10 FURTHER ASSURANCES...................................................36

ARTICLE IX...................................................................37

   INDEMNIFICATION...........................................................37
   9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES............................37
   9.2 SELLERS' INDEMNIFICATION..............................................37
   9.3 BUYER'S INDEMNIFICATION...............................................37
   9.4 NOTICE OF CLAIM.......................................................37
   9.5 RIGHT TO CONTEST CLAIMS OF THIRD PERSONS..............................38
   9.6 SOURCES OF INDEMNIFICATION............................................39
   9.7 LIMITATIONS...........................................................39

ARTICLE X....................................................................40

   MISCELLANEOUS.............................................................40
   10.1 ASSIGNMENT; BINDING AGREEMENT........................................40
   10.2 TERMINATION OF AGREEMENT.............................................40
   10.3 MANNER AND EFFECT OF TERMINATION.....................................40
   10.4 NON-DISCLOSURE OF INFORMATION........................................41
   10.5 TRANSFER TAXES AND EXPENSES..........................................41
   10.6 BULK SALES...........................................................41
   10.7 REMEDIES.............................................................41
   10.8 ENTIRE AGREEMENT AND MODIFICATION....................................42
   10.9 SEVERABILITY.........................................................42
   10.10 COUNTERPARTS........................................................42
   10.11 HEADINGS; INTERPRETATION............................................42
   10.12 GOVERNING LAW.......................................................42
   10.13 PAYMENT OF FEES AND EXPENSES........................................42
   10.14 SELLERS GROUP REPRESENTATIVE........................................42
   10.15 NOTICES.............................................................43

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of this 8th day of October 1997, by and among, on one hand, Outsourcing Solutions Inc., a Delaware corporation ("OSI"), and NSA Acquisition Corporation, a New York corporation and a subsidiary of OSI ("Buyer"), and on the other hand, North Shore Agency, Inc., a New York corporation ("North Shore"), Automated Mailing Services, Inc., a New York corporation ("AMS"), Mailguard Security Systems, Inc., a New York corporation ("Mailguard"), and David Klein, in connection with his sole proprietorship operated as DMM Consultants("DMM Consultants") (each, a "Seller" and together, the "Sellers") and those certain individual stockholders listed and identified on Exhibit 1 attached hereto (the "Stockholders"). Certain defined terms are set forth in Article I.

                                    RECITALS

     Buyer desires to purchase from Sellers the Purchased Assets on the following terms and conditions; and

     Sellers desire to sell to Buyer the Purchased Assets on the following terms and conditions.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions and agreements hereinafter expressed, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person referred to. In this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, by contract, or otherwise.

     "Arbiter" means the individual appointed under Section
2.9(d).

     "Assets" means all assets and property and associated rights and interests, real, personal and mixed, tangible and intangible, of whatever kind, owned or used by Sellers; provided, however, with respect to the assets of David Klein, Assets shall only mean those used in connection with the Business. Without limiting the generality of the foregoing, the Assets include the following items:

            (a) all assets reflected and/or described on the Interim Balance Sheet, except any such assets which have been disposed of in the Ordinary Course since the Balance Sheet Date;

            (b) all assets owned or used by Sellers which have been fully depreciated or written off;

            (c) all assets acquired by Sellers since the Balance Sheet Date;

            (d)  all accounts receivable of Sellers;

            (e) all inventories of Sellers, including but not limited to all supplies;

            (f) all Intellectual Property of Sellers and documentation thereof and the right and power to assert, defend and recover title thereto and the right to recover for past damages on account of the infringement, misuse, or theft thereof;

            (g) all records, including business, computer, engineering and other records, and all associated documents, discs, tapes and other storage or recordkeeping media of Sellers, including but not limited to all sales data, customer lists, accounts, bids, contracts, supplier records and other data and information of the Business;

            (h)  the Canadian Shares;

            (i)  all  of  Sellers'   rights  and  claims  against  others  under
Contracts; and

            (j) all other claims against others, rights and choses in action, liquidated or unliquidated, of Sellers arising from the Business, including those arising under insurance policies and those related to the Assumed Liabilities.

       "Assignment and Assumption Agreement" means the form of instrument set forth as Exhibit 1.1(a).

       "Assumed Liabilities" means Liabilities of Sellers to the extent they are:

            (a) Current Liabilities that are (i) quantified on the Closing Date Balance Sheet and the Closing Date Statement, and if incurred on or before the Balance Sheet Date, quantified thereon, (ii) included in the calculation of the Final Purchase Price or (iii) if incurred after the date of this Agreement, incurred in compliance with this Agreement; or

            (b) executory obligations arising from the Business which are not required under GAAP to be quantified and included in the financial statements of the Business and which (i) if required to be set forth on a Schedule, are so set forth, (ii) are incurred under a Contract with a Person other than a Sellers Group Person for the sale of goods or services by Sellers, (iii) are to be performed after the Effective Time or (iv) if incurred after the date of this Agreement, are incurred in compliance with this Agreement.

       "Balance Sheet Date" means May 31, 1997.

       "Bill of Sale" means the form of instrument set forth as
Exhibit 1.1(b).

       "Business" means the business and operations of Sellers including without limitation the business generally conducted under the trade names "North Shore Agency, Inc.," "Automated Mailing Services, Inc.," "Mailguard Security Systems, Inc." and/or "DMM Consultants."

       "Buyer" means NSA Acquisition Corporation, a New York corporation.

       "Canadian Shares " means all of the capital stock of North Shore Canada owned by North Shore.

       "Closing" means the consummation of the transactions contemplated by this Agreement.

       "Closing Cash Consideration" means Nineteen Million Five
Hundred Thousand Dollars ($19,500,000) in cash.

       "Closing Date" means October 8, 1997 or, if the conditions to Closing are not by then satisfied, on such Closing Date as the Parties may agree to in writing.

       "Closing Date Balance Sheet" means the balance sheet prepared pursuant to
Section 2.9.

       "Closing Date Statement" means the statement prepared pursuant to Section 2.9.

       "Closing Financial Statements" means the Closing Date
Balance Sheet and the Closing Date Statement prepared pursuant to
Section 2.9.

       "Closing Stock Consideration" means 40,000 shares of voting common stock of OSI ($25.00 per share for $1 million).

       "Closing Working Capital" means total Current Assets minus total Current Liabilities, as determined on the Closing Date Statement pursuant to Section 2.9.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Contract"  means  any  contract,   agreement,   binding   commitment  or
instrument, purchase order or offer, written or oral, entered into or made by or on behalf of Sellers.

       "Court" means any court or judicial body of any Government.

       "Current Assets" shall be determined in accordance with GAAP and shall mean (a) cash, (b) accounts receivable (less an allowance for doubtful accounts) and (c) prepaid expenses and supplies.

       "Current Liabilities" shall be determined in accordance with GAAP and shall mean (a) accounts payable and accrued expenses, (b) current obligations under capital leases and (c) bank loans payable.

       "Dollars" or "$" means United States Dollars.

       "Earn-out Agreement" means the form of earn-out agreement set forth hereto as Exhibit 2.3.

       "Effective Time" means the effective time of the Closing, which shall be as of 12:01 a.m. on October 1, 1997.

       "Employment Agreements" means the forms of employment and non-competition agreements set forth as Exhibits 7.6(a), 7.6(b) and 7.6(c).

       "Excluded Assets" means the Assets identified in
Schedule 1.1(a).

       "Final Purchase Price" means the Closing Cash Consideration as adjusted pursuant to Section 2.4.

       "Financial Statements" means the 1996 Financial Statements and the 1995 Financial Statements. "1996 Financial Statements" means the North Shore Affiliated Group's audited combined balance sheet at December 31, 1996 and the related statements of income and retained earnings and combined statements of cash flows for the 12 month period then ended, together with any notes or schedules thereto. "1995 Financial Statements" means the North Shore Affiliated Group's reviewed combined balance sheet at December 31, 1995 and the related statements of income and retained earnings and combined statements of cash flows for the 12 month period then ended, together with any notes or schedules thereto.

       "GAAP" means generally accepted accounting principles.

       "Government" means the United States of America, any other nation or state, and any federal, bilateral or multilateral governmental authority; and any possession, territory, county, district, municipality, city or other governmental unit or subdivision of any of the foregoing.

       "Intellectual Property" means trademarks, trade names, corporate names, service marks and registrations thereof and applications therefor, together with that part of the goodwill of the Business connected with the use of and symbolized by such marks; patents, copyrights and computer software, both source code and executable code (but excluding any non-transferable licenses of commercially available software not created or customized for the Business), and registrations thereof and applications therefor; inventions, discoveries, processes, ideas, designs, methods, formulae, trade secrets, unregistered copyrights, proprietary technical information, know-how and data; licenses, sublicenses, assignments and agreements with respect to the foregoing; and all manuals, records and documentation with respect to the foregoing.

       "Interim Balance Sheet" means the balance sheet at May 31, 1997 included in the Interim Statements.

       "Interim Statements" means the Interim Balance Sheet and the related statements of income and retained earnings and combined statements of cash flows of the North Shore Affiliated Group for the five month period then ended, together with any notes or schedules thereto.

       "Law"  means any  statute,  law,  treaty,  ordinance,  rule,  regulation, instrument, directive, decree, order or injunction of any Government, quasi-governmental authority or Court, and includes rules or regulations of any regulatory or self-regulatory authority compliance with which is required by Law.

       "Liabilities" means all liabilities and/or obligations, whether or not required to be reflected on the financial statements of a business.

       "Lien" means any security interest, mortgage, pledge, charge, adverse claim or other encumbrance.

       "North Shore Affiliated Group" means North Shore, AMS, Mailguard and North Shore Canada and for purposes of Article III (other than Sections 3.1(a) and (b) and 3.3) and Article V, the term North Shore Affiliated Group shall include DMM Consultants.

      "North Shore Canada" means North Shore Agency Collection
Corporation, Canada.

      "Notice of Dispute" means a notice to Buyer delivered pursuant to Section 2.9, specifying in reasonable detail all points of disagreement with the Closing Date Balance Sheet and Closing Date Statement.

       "Ordinary Course" means, with respect to the Business, only the ordinary course of commercial operations customarily engaged in by such business and specifically does not include (a) activity (i) involving the purchase or sale of such business or of any product line or business unit, (ii) involving modification or adoption of any Plan or (iii) which requires approval by the board of directors or shareholders of an entity engaged in such business or (b) the incurrence of any liability for any breach or violation of any Law.

       "Party" means any of Buyer, OSI, Sellers or Stockholders, and "Parties" means all of them.

       "Permitted Liens" means liens set forth on Schedule
1.1(b).

       "Person" means any natural person; any corporation, partnership, company or other corporate entity; and any Government.

       "Plan" means any agreement, arrangement, plan or policy, qualified or non-qualified, whether or not considered legally binding, that involves (a) any pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock purchase, phantom stock, health, welfare or incentive plan; or (b) welfare or "fringe" benefits, including without limitation any voluntary employees' beneficiary associations or related trusts, vacation, severance, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, income tax preparation, sick leave, maternity, paternity or family leave, child care or other benefits.

       "Purchased Assets" means the Assets excluding the Excluded Assets. In addition, for purposes of Article III and Article V of this Agreement, Purchased Assets shall include all assets of North Shore Canada.

       "Returns" means returns, reports, estimated tax and informational statements and returns relating to Taxes which are, were or will be required by Law to be filed by Sellers, and all information returns (e.g., Form W-2, Form
1099) and reports relating to Taxes or Plans. Any one of the foregoing Returns may be referred to sometimes as a "Return."

       "Sellers" means North Shore, AMS, Mailguard, and David
Klein.

       "Sellers Group" means Sellers and Stockholders.

       "Sellers Group Person" means a Person included in the Sellers Group.

       "Taxes" means all taxes, charges, fees, levies or other like assessments imposed or assessed by any Government, including without limitation income, gross receipts, profits, windfall profit, employment (including Social Security, state pension plans and unemployment insurance), withholding, payroll, franchise, gross receipts, sales, use, transfer, stamp, occupation, real or personal property, ad valorem, value added, premium and excise taxes; Pension Benefit Guaranty Corporation premiums and any other like Government charges; and shall include all penalties, fines, assessments, additions to tax and interest resulting from, attributable to, or incurred in connection with such Taxes or any contest or dispute thereof. Any one of the foregoing Taxes may be referred to sometimes as a "Tax."


                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

     2.1 Assets to be Purchased. Subject to the terms and conditions hereof, on the Closing Date and as of the Effective Time, Sellers agree to sell to Buyer, free and clear of all Liens other than Permitted Liens, all right, title and interest of Sellers to and in all of the Purchased Assets.


     2.2 Assumed Liabilities

          (a) Subject to the terms and conditions hereof, on the Closing Date and as of the Effective Time, Buyer agrees to assume only the Assumed Liabilities.

          (b) Notwithstanding the foregoing, if the assignment or transfer of any obligation or instrument would cause a breach thereof and if a required consent to such assignment or transfer has not been obtained, then, at Buyer's election and in its sole discretion, and subject to Buyer's right to require strict compliance with Section 7.10 hereof, such obligation or instrument shall not be assigned or transferred to Buyer, but Buyer shall act as agent for Sellers in order to obtain for Buyer the benefits under such obligation or instrument.

          (c) EXCEPT AS EXPRESSLY AND UNAMBIGUOUSLY PROVIDED IN THIS SECTION 2.2, NEITHER BUYER NOR ANY AFFILIATE OF BUYER ASSUMES OR AGREES TO BECOME LIABLE FOR OR SUCCESSOR TO ANY LIABILITIES OR OBLIGATIONS WHATSOEVER, LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, WHETHER OF SELLERS, ANY AFFILIATE OF SELLERS, ANY PREDECESSOR THEREOF, OR ANY OTHER PERSON, OR OF THE BUSINESS. NO OTHER STATEMENT IN OR PROVISION OF THIS AGREEMENT AND NO OTHER STATEMENT, WRITTEN OR ORAL, ACTION OR FAILURE TO ACT INCLUDES OR CONSTITUTES ANY SUCH ASSUMPTION OR AGREEMENT, AND ANY STATEMENT TO THE CONTRARY BY ANY PERSON IS UNAUTHORIZED AND HEREBY DISCLAIMED.

     2.3 Closing Consideration. The consideration for the Purchased Assets shall consist of (i) the Closing Cash Consideration payable on the Closing Date by wire transfer of immediately available funds to the account or accounts specified in writing by the Sellers two business days prior to the Closing Date (subject to adjustment as described in Section 2.4), (ii) the Closing Stock Consideration, (iii) the earn-out consideration provided for in Section 2 of the Earn-out Agreement, the form of which is set forth hereto as Exhibit 2.3, and
(iv) the assumption by Buyer of the Assumed Liabilities.

     2.4 Post-Closing Adjustments to Closing Consideration

          (a) To the extent the Closing Working Capital is greater than $750,000 (the "Working Capital Target"), the Closing Cash Consideration shall (on a post-closing basis pursuant to Section 2.4(b)) be increased on a dollar-for-dollar basis by an amount equal to such excess. To the extent the Closing Working Capital is less than the Working Capital Target, the Closing Cash Consideration shall (on a post-closing basis pursuant to Section 2.4(b)) be decreased on a dollar-for-dollar basis by an amount equal to such deficit. The Closing Cash Consideration as so adjusted is hereinafter referred to as the "Final Purchase Price." The Closing Working Capital and the Final Purchase Price shall be determined based on the Closing Date Balance Sheet and Closing Date Statement (as finally determined under Section 2.9).

          (b) Not more than 5 business days after final determination of the Final Purchase Price, (i) Buyer shall pay to Sellers the amount, if any, by which the Final Purchase Price exceeds the Closing Cash Consideration and (ii) Sellers shall pay to Buyer the amount, if any, by which the Final Purchase Price is less than the Closing Cash Consideration. Any payment or distribution from Buyer or Sellers so required to be made shall be by wire transfer of immediately available funds and shall bear interest from the Closing Date through the date of payment at the prime lending rate of Citibank, N.A. from time to time prevailing.

     2.5 Allocation of Consideration.  The consideration provided for in Section
2.4 shall be allocated among the Sellers and the Purchased Assets as provided in
Schedule 2.5 hereto, or as mutually agreed to in writing by the Parties after the determination of the Final Purchase Price. Such allocation shall be prepared in accordance with Section 1060 of the Code.

     2.6 Closing. The Closing shall take place at 10:00 a.m. on the Closing Date at the offices of Pryor, Cashman, Sherman & Flynn, New York, New York. --------

     2.7 Deliveries of Sellers at Closing. At Closing, subject to the conditions to the Sellers' obligations in Article VIII, Sellers shall execute and deliver or cause to be delivered the documents identified in Article VII.

     2.8 Deliveries of Buyer at Closing. At Closing, subject to the conditions to the Buyer's obligations in Article VII, Buyer shall (a) execute and deliver or cause to be delivered the documents identified in Article VIII, (b) transfer the Closing Cash Consideration by wire transfer of immediately-available funds to an account or accounts designated by Sellers and (c) transfer the Closing Stock Consideration to the Stockholders, as assignees of Sellers and David Klein.

     2.9 Closing Date Balance Sheet and Statement.

          (a) Buyer, in cooperation with Sellers, shall prepare a closing date balance sheet of the North Shore Affiliated Group ("Closing Date Balance Sheet") and a closing date statement (the "Closing Date Statement"), each as of the Effective Time and each prepared in accordance with Section 2.9(b). The Closing Date Balance Sheet shall also be prepared in accordance with Section 5.7(a). The Closing Date Statement shall reflect Closing Working Capital, as of the Effective Time. The Closing Date Balance Sheet and the Closing Date Statement are herein referred to as the "Closing Financial Statements." Buyer shall deliver the Closing Financial Statements to Sellers Group Representative not later than 60 calendar days after the Closing Date. After such delivery and upon request of the Seller Group Representative, Buyer will provide the Seller Group Representative with reasonable access to its records relating to the preparation of the Closing Date Balance Sheet and the Closing Date Statement.

          (b) The Closing Date Balance Sheet shall be prepared in accordance with GAAP with all appropriate accruals and reserves consistent with past practice.

          (c) If Sellers dispute the Closing Financial Statements as delivered by Buyer, Sellers Group Representative shall deliver to Buyer a Notice of Dispute within 30 calendar days after the date Sellers Group Representative receives the Closing Financial Statements(the "Dispute Period"). If during the Dispute Period Sellers Group Representative fails to deliver a Notice of Dispute, the Closing Financial Statements shall be deemed final and binding at the end of the Dispute Period.

          (d) Upon receipt of the Notice of Dispute within the Dispute Period, Buyer shall promptly consult with Sellers Group Representative with respect to Sellers' specified points of disagreement in an effort to resolve the dispute. If any such dispute cannot be resolved by Buyer and Sellers Group Representative within 20 calendar days after Buyer receives the Notice of Dispute, they shall refer the dispute to a partner in Price Waterhouse LLP, certified public accountants (the "Arbiter"), as an arbitrator to finally determine, as soon as practicable, and in any event within 30 calendar days after such reference, all points of disagreement with respect to the Closing Financial Statements. For purposes of such arbitration, each Party shall submit proposed Closing Financial Statements. The Arbiter shall apply the terms of Section 2.9(b) of this Agreement and shall otherwise conduct the arbitration under such procedures as the Parties may agree or, failing such agreement, under the Commercial Rules of the American Arbitration Association. The fees and expenses of the arbitration and the Arbiter incurred in connection with the arbitration of the Closing Financial Statements shall be allocated, to the extent practical, between the Parties by the Arbiter in proportion to the extent either Party did not prevail on items in dispute in the Closing Financial Statements; provided, that such fees and expenses shall not include the other Party's outside counsel or accounting fees. All determinations by the Arbiter shall be final, conclusive and binding with respect to the Closing Financial Statements and the allocation of arbitration fees and expenses.


                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers and Stockholders, jointly and severally, hereby make the following representations and warranties, each of which Sellers and Stockholders represent and warrant is true and correct on the date hereof and each of which shall survive the Closing Date and the transactions contemplated hereby pursuant to
Section 9.1.

     3.1 Corporate Existence and Power of Sellers.

          (a) Each member of the North Shore Affiliated Group has delivered to Buyer a copy of its certificate of incorporation. Each member of the North Shore Affiliated Group is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

          (b) Each member of the North Shore Affiliated Group has the corporate power and authority to own and use its assets and to transact the business in which it is engaged, is duly licensed (other than as set forth in Schedule 3.16) or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such license or qualification is required except to the extent such failure to qualify or be authorized would have a material adverse effect on the business, condition (financial or otherwise) or operations of the North Shore Affiliated Group, taken as a whole (a "Material Adverse Effect"). Each Seller has the power to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (c) North Shore is, and will at Closing be, a holder of record and beneficial owner of the Canadian Shares. The Canadian Shares consist of 10 Class A shares and 10,000,000 Class B shares of North Shore Canada and are owned by North Shore free and clear of all security interests, claims and restrictions.

     3.2 Approval and Enforceability of Agreement.

          (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of the Sellers Group. At the Closing, each Seller will deliver to Buyer correct and complete copies of the resolutions of such Seller, certified by its secretary, giving authorization and approval of the transactions contemplated hereby. Such resolutions shall not have been altered, amended or revoked. Each Seller has full authority to enter into and deliver this Agreement and the Earn-out Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          (b) Assuming due execution and delivery hereof by Buyer, this Agreement is the legal, valid and binding obligation of each Sellers Group Person, enforceable against each according to its terms except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) Sellers are acquiring the shares of common stock consisting of the Closing Stock Consideration for their own account, for investment purposes and without any view to resale or distribution of such shares or any portion thereof except that such shares may be distributed to the Stockholders and David Klein. Jerome Goodman and David Klein are "accredited investors" as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. The Stockholders and Sellers acknowledge receipt of Amendment No. 5 to OSI's Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on April 24, 1997, and OSI's quarterly reports on Form 10-Q for the periods ending March 31 and June 30, 1997 (collectively, "OSI SEC Reports"). Each Stockholder and Seller represents that he has had a reasonable time prior to the execution of this Agreement to review the OSI SEC Reports and has had the opportunity of ask an officer of OSI questions related to the OSI SEC Reports.


     3.3 Financial Statements.

          (a) Sellers have delivered to Buyer correct and complete copies of the Financial Statements and Interim Statements. The 1996 Financial Statements are audited by Weisberg, Polonsky, Kulberg, Einhorn & Mole, LLP, certified public accountants, and their report is appended thereto. The 1995 Financial Statements are reviewed by Weisberg, Polonsky, Kulberg, Einhorn & Mole, LLP, certified public accountants, and their review report is appended thereto.

          (b) The Financial Statements and Interim Statements were derived from the books and records of the North Shore Affiliated Group and (i) are true, complete and correct in all material respects, (ii) present fairly, in all material respects, the financial position, results of operations and cash flows of the Business at the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP applied on a basis consistent with previous periods.

     3.4 Events Subsequent to December 31, 1996. Since December 31, 1996, except as set forth on Schedule 3.4, there has been no: (a) change in the business, condition (financial or otherwise) or operations of any member of the North Shore Affiliated Group other than changes in the Ordinary Course, which individually or in the aggregate has been materially adverse to the Business;

          (b) material damage, destruction or loss, whether covered by insurance or not, affecting any Purchased Assets;

          (c) declaration, setting aside or payment of any distribution (in cash or in kind) with respect to any securities of Sellers or with respect to any securities of North Shore Canada, including without limitation the Canadian Shares;

          (d) increase in or commitment to increase compensation, benefits or other remuneration to or for the benefit of any officer, employee or agent of any member of the North Shore Affiliated Group, or, in connection with the Business, any other Person or any benefits granted under any Plan with or for the benefit of any such officer, employee, agent or Person;

          (e) transaction entered into or carried out by any member of the North Shore Affiliated Group other than in the Ordinary Course;

          (f) borrowing or incurrence of any indebtedness, contingent or other, by or on behalf of any member of the North Shore Affiliated Group, or any endorsement, assumption or guarantee of payment or performance of any Indebtedness or Liability of any other Person or entity by any member of the North Shore Affiliated Group;

          (g) change made by any member of the North Shore Affiliated Group in its Tax or financial accounting or any Tax election including without limitation the election to be treated as an S Corporation within the meaning of Section 1361 of the Code;

          (h) grant of any Lien with respect to the Purchased Assets;

          (i) transfer of any Assets other than arm's length sales, leases or dispositions in the Ordinary Course;

          (j) modification or termination (other than a termination due to expiration) of any material Contract or any material term thereof;

          (k) lease or acquisition of any capital assets included in the Purchased Assets with a value greater than $25,000 per item;

          (l) loan or advance to any Person; or

          (m) commitment or agreement by any member of the North Shore Affiliated Group to do any of the foregoing items (c) through (l).

     3.5 Assets in Possession of Others. No member of the North Shore Affiliated Group holds title to or ownership of any Assets in the possession of Persons others than members of the North Shore Affiliated Group.

     3.6 Accounts and Notes Receivable. All accounts and notes receivable reflected on the Interim Balance Sheet, and all accounts and notes receivable accruing subsequently to the Balance Sheet Date (except those which have been collected since the Balance Sheet Date and except with respect to applicable reserves), are (a) valid, genuine and subsisting, (b) subject to no defenses, set-offs, counterclaims, security interests or other encumbrances, and (c) current and collectible. All accounts receivable of Sellers in existence on the Closing Date will be paid in full, net of applicable reserves, on or before 240 calendar days after the Closing Date.

     3.7 Undisclosed Liabilities. No member of the North Shore Affiliated Group has any Liabilities whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and, to the best knowledge of any Sellers Group Person, there is no basis for any claim against any member of the North Shore Affiliated Group for any such Liability except (a) to the extent reflected on the Interim Balance Sheet, (b) to the extent set forth on Schedule 3.4 and 3.7, or (c) Liabilities incurred in the Ordinary Course of the Business since the Balance Sheet Date, none of which will, or could, have a material adverse effect upon the business, condition (financial or otherwise) or operations of the Business.

     3.8 Taxes.

          (a) Each member of the North Shore Affiliated Group has paid all Taxes due and payable prior to the Closing and filed all Returns required to be filed prior to the Closing with respect to each North Shore Affiliated Group and the Business for which the Buyer could be held liable or a claim made against the Purchased Assets. Except as set forth on Schedule 3.20, there are no audits or other proceedings by any Government pending or, to the knowledge of any Sellers Group Person, threatened, with respect to Taxes of any North Shore Affiliated Group or the Business for which the Buyer could be held liable or a claim made against the Purchased Assets. No assessment of Taxes is currently proposed against any North Shore Affiliated Group or the Purchased Assets. Since the Balance Sheet Date, no member of the North Shore Affiliated Group has assumed any liabilities that would otherwise constitute Assumed Liabilities to pay any Taxes. No member of the North Shore Affiliated Group is a party to, and has no liability under any indemnification, allocation or sharing agreement with respect to Taxes.

          (b) (i) All Returns of the North Shore Affiliated Group are true, correct and complete in all material respects; (ii) there is no waiver or extension of any statute of limitations in effect with respect to any of the Returns; and (iii) any unpaid Taxes which relate to any period or portion thereof prior to the Effective Time will be properly reflected as a reserve on the Closing Date Balance Sheet in an amount sufficient to fully pay the same ("Reserved Taxes").

          (c) Each member of the North Shore Affiliated Group and/or each Seller is not and has not been a member of an "affiliated group" within the meaning of
Section 1504 of the Code.

     3.9 Real Property - Owned. No member of the North Shore Affiliated Group has any interest in, or any right or obligation to acquire any interest in, any parcel of real property.

     3.10 Personal Property - Owned. Except for Permitted Liens or as set forth on Schedule 3.10 hereto, each member of the North Shore Affiliated Group has good and marketable title to all of the personal property included in the Purchased Assets owned by such member, including all personal property reflected on the Interim Balance Sheet or acquired after the date thereof (except any personal property subsequently sold in the Ordinary Course), free and clear of all options, Liens, leases, covenants, conditions, agreements and other restrictions of every kind and there exists no restriction on the use or transfer of such property.

     3.11  Real and  Personal  Property  - Leased  from  Sellers.  Set  forth on
Schedule 3.11(a) hereto is a list of each lease under which any member of the North Shore Affiliated Group or Wayne Street Associates is the lessor or sublessor of any real property, and on Schedule 3.11(b) hereto is a description of each lease under which any member of the North Shore Affiliated Group is the lessor of any personal property. Sellers have delivered to Buyer a true, correct and complete copy of each written lease identified on Schedules 3.11(a) or 3.11(b). The premises described in such leases are presently occupied by the respective lessees under the terms of such leases. All rentals or other payments due under such leases have been paid, and, to the best knowledge of any Sellers Group Person, there exists no default under the terms of any of such leases, and, to the best knowledge of any Sellers Group Person, no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of default or prevent the applicable Sellers or members of the North Shore Affiliated Group from exercising and obtaining the benefits of any rights contained therein. No consent is necessary for the assignment or conveyance of such leases to Buyer, and upon Closing, Buyer will have all right, title and interest of the lessor under the terms of such leases, free of all Liens.

     3.12 Real and Personal Property - Leased to Sellers.

          (a) Set forth on Schedule 3.12(a) hereto is a list of each lease under which any member of the North Shore Affiliated Group is the lessee of any real property, and on Schedule 3.12(b) hereto is a description of each lease under which any member of the North Shore Affiliated Group is the lessee of any personal property. Sellers have delivered to Buyer a true, correct and complete copy of each lease identified on Schedules 3.12(a) or 3.12(b). The premises or property described in said leases are presently occupied or used by such member of the North Shore Affiliated Group as lessee under the terms of such leases. Except as set forth on Schedules 3.12(a) or 3.12(b), all rentals due under such leases have been paid, and, to the best knowledge of any Seller Group Person, there exists no default under the terms of such leases, and, to the best knowledge of any Seller Group Person, no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of default or prevent Sellers from exercising and obtaining the benefits of any rights or options contained therein. Sellers have all right, title and interest of the lessee under the terms of said leases, free of all Liens and all such leases are valid and in full force and effect.

          (b) Except as set forth on Schedules 3.12(a) or 3.12(b), no consent is necessary for the assignment of such leases under which any member of the North Shore Affiliated Group or any Seller is lessee to Buyer. Upon Closing, Buyer will have all right, title and interest of the lessee under the terms of such leases, free of all Liens other than Permitted Liens.

          (c) To the best knowledge of any Sellers Group Person, there is no default or basis for acceleration or termination under, nor has any event occurred nor does any condition exist which with the passage of time or the giving of notice, or both, would constitute a default or basis for acceleration under any underlying lease, agreement, mortgage or deed of trust, which default or basis for acceleration would materially adversely affect any lease described on Schedules 3.12(a) or 3.12(b) or the property or use of the property covered by such lease. There will be no default or basis for acceleration under any such underlying lease, agreement, mortgage or deed of trust as a result of the transactions provided for in this Agreement.

     3.13 Intellectual Property. Set forth on Schedule 3.13 hereto is a complete list of all licenses, patents, trade names, trademarks, copyrights, and service marks included in the Intellectual Property of the Sellers. Except as set forth on Schedule 3.13:

          (a) all Intellectual Property included in the Purchased Assets ("Sellers' Intellectual Property") is valid and enforceable;

          (b) good and marketable title to, or the unrestricted right to use, all Sellers' Intellectual Property, together with all common law rights to the subject matter thereof, is held by Sellers and/or any member of the North Shore Affiliated Group, free and clear of all Liens;

          (c) the use, licensing or sale by or to Sellers and/or any member of the North Shore Affiliated Group of any of the Sellers' Intellectual Property does not require the acquiescence, agreement or consent of any third party, and there exists no restriction on the use or transfer of any such item;

          (d) to the best knowledge of each Sellers Group Person, the conduct of the Business does not contravene, conflict with, violate or infringe upon any Intellectual Property right of a third party and no proprietary information or trade secret has been misappropriated by any member of the North Shore Affiliated Group and/or from any other Seller from any third party.

          (e) to the best knowledge of each Sellers Group Person, Sellers' Intellectual Property is not subject to a challenge or claim of infringement, interference or unfair competition or other claim and, to the best knowledge of each Sellers Group Person, Sellers' Intellectual Property is not being infringed upon or violated by any third party.

          (f)   there  are  no   interferences,   challenges,   proceedings   or
infringement suits pending or, to the best knowledge of each Sellers Group Person, threatened with respect to any of Sellers' Intellectual Property; and

          (g) except as set forth on Schedule 3.13, no Sellers Group Person has granted a license in Sellers' Intellectual Property to any other party, and to the best knowledge of each Sellers Group Person, no license, assignment or other transfer of Sellers' Intellectual Property has been granted or made by any third party having a right to do so that would materially adversely affect the Business.

     3.14 Necessary Property and Transfer of Purchased Assets. The Purchased Assets constitute all of Sellers' property and property rights now used, useful or necessary for the conduct of the Business in the manner and to the extent presently conducted by Sellers. Except as set forth on Schedule 3.12, 3.14, 3.16 or 3.18 hereto, no consent is necessary to, and there exists no restriction on, the transfer of any of the Purchased Assets to Buyer. To the best knowledge of any Sellers Group Person, there exists no condition, restriction or reservation affecting the title to or utility of the Purchased Assets or Assumed Liabilities which would prevent Buyer from occupying or utilizing the Purchased Assets or enforcing the rights thereunder, or any part thereof, to the same full extent that Sellers might continue to do so if the sale and transfer contemplated hereby did not take place. Upon the Closing, good and marketable title to the Purchased Assets shall be vested in Buyer free and clear of all taxes and Liens other than Permitted Liens.

     3.15 Use and Condition of Property.

          (a) All of the Purchased Assets are in good operating condition and repair (normal wear and tear excepted) as required for their use in the Business as presently conducted. No notice of any violation of any Law relating to any of the Purchased Assets has been received by Sellers except such as have been fully complied with. All improvements located on, and the use presently being made of all real property included in, the Purchased Assets or leased pursuant to the Assumed Liabilities comply with all applicable zoning and building code ordinances and all applicable fire, environmental, occupational safety and health standards and similar standards established by Law, and the same use thereof by Buyer will not result in any violation of any such code, ordinance or standard. There is no pending or proposed or, to the best knowledge of any Sellers Group Person, threatened change in any such code, ordinance or standard which would have a Material Adverse Effect.

          (b) There is no pending or proposed or, to the best knowledge of any Sellers Group Person, threatened condemnation proceeding or similar action affecting the Purchased Assets or with respect to any streets or public amenities appurtenant thereto or in the vicinity thereof which would have a Material Adverse Effect.

     3.16 Licenses and Permits. To the best knowledge of any Sellers Group Person, set forth on Schedule 3.16 hereto is a list of each license or permit required for the conduct of the Business and a list of where licenses or permits may be required together with the name of the government agency or entity issuing such license or permit. The licenses and permits set forth on Schedule
3.16 (other than those listed in Section 1b and 1c of Schedule 3.16) are valid and in full force and effect. Except as noted on Schedule 3.16, to the best knowledge of any Sellers Group Person, such licenses and permits are freely transferable by Sellers, and upon Closing Buyer will have all right, title and interest of the holder thereof.

     3.17 Contracts--Disclosure. Except as set forth in Schedule 3.17 there is not outstanding:

               (i) Any single Contract providing for an expenditure by any of Sellers in excess of $25,000 over the remaining life of such Contract for the purchase of any real property, machinery, equipment or other items which are in the nature of capital investment.

               (ii) Any single Contract providing for an expenditure by any of Sellers in excess of $25,000 over the remaining life of such Contract for the purchase of raw materials, supplies, component parts or any other items or services.

               (iii) Any Contract to sell products or to provide services to third Persons which (a) is at a price which would result in a net loss on the sale of such products or providing of such services or (b) is pursuant to terms or conditions which any of Sellers or any member of the North Shore Affiliated Group cannot reasonably expect to satisfy or fulfill in their entirety.

               (iv) Any Contract for materials, supplies, component parts or other items or services in excess of the normal, ordinary, usual and current requirements of the Business or at a price in excess of the current reasonable market price.

               (v) Any revocable or irrevocable indemnity or power of attorney.

               (vi) Any evidence of indebtedness, loan agreement, indenture, promissory note, letter of credit, foreign exchange contract, conditional sales agreement or other similar type of agreement.

               (vii) Any Contract which involves (i) a sharing of profits with a Person other than a member of the North Shore Affiliated Group or (ii) any joint venture, partnership or similar arrangement.

               (viii)  Any   Contract   involving   any  sales   agency,   sales
representation, distributorship or franchise.

               (ix) Any Contract containing covenants expressly limiting the freedom of any of Sellers to compete in any line of business or with any Person or in any area.

               (x) Any Contract not made in the Ordinary Course providing for an expenditure in excess of $10,000 over the remaining life of such Contract.

               (xi) Any other material Contract which is not cancelable without penalty on 30 calendar days' notice or less and which is not set forth on another Schedule.

     3.18 Contracts--Validity, Etc.

          (a) Each Contract is a valid and binding obligation of the member of the North Shore Affiliated Group, enforceable in accordance with its terms and in full force and effect and to the best knowledge of any member of the North Shore Affiliated Group each Contract is a valid and binding obligation of the other party thereto.

          (b) No member of the North Shore Affiliated Group is in material breach or material violation thereof or material default under any Contract. To the best knowledge of any member of the North Shore Affiliated Group, no other party to any such Contract is in material breach or material violation thereof or material default thereunder. No event has occurred which, through the passage of time or the giving of notice, or both, would constitute, and neither the execution of this Agreement nor the completion of the Closing does or will constitute or result in, a material breach or material violation of or material default under any Contract, or would cause the acceleration of any obligation of any party thereto or the creation of a Lien upon any Asset.

          (c) Each Contract will be duly assigned to Buyer on the Closing Date and upon such assignment, subject to obtaining any consents, Buyer will acquire all right, title and interest of Sellers in and to such Contract and will be substituted for such Sellers under the terms of such Contract. Except as set forth on Schedule 3.18, no consent is required for such assignment.

     3.19 No Breach of Law or Governing Document. No member of the North Shore Affiliated Group is in default under or in violation of, in any material respect, (a) any applicable Law of any Government (including, without limitation, the Fair Debt Collection Practices Act and any state or local counterpart or equivalent), (b) any franchise or license, or (c) any provision of its articles or certificate of incorporation or association or bylaws; provided, however, that the representations contained in clauses (a) and (b) shall be without regard to whether any state license or permit is required, which matter is covered by Section 3.16. Neither the execution of this Agreement nor the completion of the Closing does or will constitute or result in any such default, breach or violation. Except as set forth on Schedule 3.19(a), no member of the North Shore Affiliated Group is required to obtain any Government permits or consents to effect the transactions contemplated hereby. Based upon and in reliance upon the correspondence, dated August 25, 1997 to Richard B. Smith of the Federal Trade Commission (the "FTC Letter") and the related voice mail transcription from Mr. Smith, all attached as Schedule 3.19(b), no Ultimate Parent Entity of Sellers, together with all entities it controls, is a $10 million person under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, or the rules relating thereto (the "H-S-R"). As used in this Section 3.19, the terms "Ultimate Parent Entity," "control" and "$10 million person" shall be defined by the H-S-R. The factual matters set forth in the FTC Letter are true, complete and correct.

     3.20 Litigation and Arbitration. Except as set forth on Schedule 3.20 hereto, there is no suit, claim, action or proceeding now pending or, to the best knowledge of any Sellers Group Person, threatened before any Court, grand jury, administrative or regulatory body, governmental agency, arbitration or mediation panel or similar body, to which any of Sellers and/or any member of the North Shore Affiliated Group is a party or which may result in any judgment, order, decree, liability, award or other determination which will, or could, have any material adverse effect upon any Purchased Asset or upon the business, condition (financial or otherwise) or operations of the Business. No such judgment, order, decree or award has been entered against any of Sellers or against any member of the North Shore Affiliated Group, nor has any such liability been incurred which has, or could have, such effect. There is no claim, action or proceeding now pending or, to the best knowledge of any Sellers Group Person, threatened before any Court, grand jury, administrative or regulatory body, governmental agency, arbitration or mediation panel or similar body which will, or could, prevent the consummation of the transactions contemplated by this Agreement.

     3.21 Directors,  Officers, Employees and Consultants. Set forth on Schedule
3.21 hereto is a complete list of:


          (a) all directors of each of Sellers;

          (b) all officers (with office held) of each of Sellers;

          (c) all hourly employees of Sellers who earn $25,000 or more per year and all salaried employees of Sellers; and

          (d) all consultants to Sellers who were paid more than $10,000 by Sellers during the first six months of 1997;

together, in the case of officers and employees of Sellers, with the current rate of compensation payable to each.

     3.22 Indebtedness to and from Directors, Officers and Others. Except as set forth on Schedule 3.22, (a) no member of the North Shore Affiliated Group or other Seller is indebted to any director, officer, employee or agent of any member of the North Shore Affiliated Group or other Seller except for amounts due as normal salaries, wages and bonuses and in reimbursement of ordinary expenses on a current basis and (b) no officer, employee or agent of any member of the North Shore Affiliated Group or other Seller is indebted to any member of the North Shore Affiliated Group or other Seller.

     3.23 Outside Financial Interests. No director or officer of any member of the North Shore Affiliated Group or other Seller has any direct or indirect financial interest in any competitor with or supplier or customer of any such member or Sellers; provided, however, that for this purpose ownership of corporate securities having no more than 5% of the outstanding voting power of any competitor, supplier or customer for which securities are listed on any national securities exchange or authorized for quotation on the Automated Quotations System of the National Association of Securities Dealers, Inc. shall not be deemed to be such a financial interest provided such Person has no other connection or relationship with such competitor, supplier or customer.

     3.24 Payments, Compensation and Perquisites of Agents and Employees. To the best knowledge of any Sellers Group Person, all payments to agents, consultants and others made by any member of the North Shore Affiliated Group or other Seller in connection with the Business have been in payment of bona fide fees and commissions and not as bribes, illegal or improper payments. Each member of the North Shore Affiliated Group or other Seller has properly and accurately reflected on its books and records all compensation paid to and perquisites provided to or on behalf of its consultants, agents and employees. Such compensation and perquisites have been properly and accurately disclosed in the Financial Statements and Interim Statements and other public or private reports, records or filings of any member of the North Shore Affiliated Group or other Seller, to the extent required by Law.

     3.25 Labor Contracts, Employee Benefit Plans, and Employment Contracts. Except as set forth on Schedule 3.25 hereto, no member of the North Shore
Affiliated Group is a party to (a) any union collective bargaining, works council, joint or multi-employer association, employee committee or similar
Contract, (b) any Plan or (c) any employment Contract. True, correct and complete copies of all documents creating or evidencing any such Contract or Plan listed on Schedule 3.25 have been delivered to Buyer. There are no negotiations, demands or proposals which are pending or which have been made since January 1, 1994 which concern matters now covered, or that would be covered, by the type of Contracts or Plans listed in this Section.

     3.26 ERISA.

          (a) All Plans disclosed on Schedule 3.26 comply in all material respects with, and have been operated and maintained in compliance with, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other applicable Laws, to the extent applicable. No "reportable event" (as defined in Section 4043(b) of ERISA) or "prohibited transaction" (as defined in
Section 4975(c)(1) of the Code or Section 406 of ERISA) has occurred with respect to any Plan and, except as may result from Closing, there is no fact or circumstance which may lead to the occurrence of any reportable event or prohibited transaction. Sellers do not maintain and are not required to contribute to, nor have they ever maintained or been required to contribute to
(i) a defined benefit pension plan or (ii) a defined contribution plan which requires minimum contributions.

          (b) No member of the North Shore Affiliated Group or Sellers has ever been a party to or participant in, or been required to contribute to, any multi-employer plan (as defined in Section 3(37) of ERISA).

          (c) All members of the North Shore Affiliated Group and other Sellers have complied in all material respects with the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

     3.27 Terminated Plans. Except as set forth on Schedule 3.27, none of Sellers, nor any member of the North Shore Affiliated Group, has terminated or taken action to terminate any employee benefit plan. None of Sellers, nor any member of the North Shore Affiliated Group, has any liability to any Person or entity, including without limitation the Pension Benefit Guaranty Corporation, any other Government agency or any participant in or beneficiary of any employee plan of another entity, and none of Sellers is liable for any excise, income or other tax or penalty as a result of the termination of any employee benefit plan.

     3.28 Overtime, Back Wages, Vacation and Minimum Wages. To the best knowledge of any Sellers Group Person, no present or former employee of any member of the North Shore Affiliated Group has any claim against the Sellers Group (whether under U.S., federal, state or local law, foreign law, any employment agreement, or otherwise) on account of or for (a) overtime pay, other than overtime pay for the current payroll period, (b) wages or salary (excluding current bonus, accruals and amounts accruing under pension and profit-sharing plans) for any period other than the current payroll period, (c) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year or (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.

     3.29 Discrimination and Occupational Safety and Health. To the best knowledge of any Seller Group Person, no Person or party (including, but not limited to, any Government) has any claim, or basis for any action or proceeding, against any member of the North Shore Affiliated Group or other Seller arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices or occupational safety and health standards. Since January 1, 1990, no member of the North Shore Affiliated Group or other Seller has received any notice from any U.S. federal, state, local or foreign Government alleging a violation of occupational safety or health standards.

     3.30 Alien Employment Eligibility. With respect to each Person employed by any member of the North Shore Affiliated Group or of Sellers on or after May 1, 1987, and who actually commenced such employment on or after November 6, 1986,
(a) such member or Seller hired such Person in compliance with the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder ("IRCA") and (b) each of Sellers and/or each member of the North Shore Affiliated Group has complied in all material respects with all recordkeeping and other regulatory requirements under IRCA.

     3.31 Labor Disputes; Unfair Labor Practices. There is neither pending nor, to the best knowledge of any Sellers Group Person, threatened, any labor dispute, strike or work stoppage which affects or which may affect the Business, and no member of the North Shore Affiliated Group is currently covered by any injunction issued by any Court. Since January 1, 1994, neither Sellers nor any member of the North Shore Affiliated Group, nor the agents, representatives or employees of each of them, has committed any unfair labor practice as defined in the National Labor Relations Act of 1947, as amended. There is not now pending or threatened any charge or complaint against any member of the North Shore Affiliated Group or other Seller by the National Labor Relations Board, any state or local labor or employment agency or any representative thereof, and the execution of this Agreement and the Closing hereunder will not result in any such charge or complaint, nor is there pending or threatened any grievance or arbitration under any labor or employment Contract. No right of representation by a labor organization exists respecting the employees of any member of the North Shore Affiliated Group or other Seller, nor is there pending a representation election. No collective bargaining Contract is currently being negotiated and no organizing effort is currently being made with respect to the employees of any member of the North Shore Affiliated Group or other Seller. No member of the North Shore Affiliated Group and none of Sellers has any ongoing or future liabilities or obligations under any settlement Contract or consent decree with respect to labor matters.

     3.32 Insurance Policies. Set forth on Schedule 3.32 hereto is a list of all insurance policies and bonds in force covering or relating to the Purchased Assets or the Business, including without limitation all properties, operations or personnel of each of Sellers.

     3.33 Guarantees. Except as set forth on Schedule 3.33 hereto, none of Sellers is a guarantor, indemnitor, surety or accommodation party or otherwise liable for any indebtedness of any other Person, firm or corporation, except as endorser of checks received and deposited in the Ordinary Course.

     3.34 Environmental Matters

          (a) Except as disclosed on Schedule 3.34(a) attached hereto, each member of the North Shore Affiliated Group's use of the real property set forth on Schedule 3.12(a) ("Property") complies in all material respects with all Laws, including without limitation the codes, licenses and permits of all Governments relating to the protection of health, safety or the environment, including by way of illustration and not by way of limitation: the Clean Air Act; the Federal Water Pollution Control Act; the Resource Conservation and Liability Act; the Toxic Substance Control Act; the Comprehensive Environmental Response and Liability Act; the Hazardous Materials Transportation Act; the Atomic Energy Act; the Emergency Planning and Community Right-to-Know Act; and the Oil Pollution Prevention Act; and all amendments to each thereto, and all other applicable environmental Laws (collectively, "Environmental Laws"). Except as disclosed on Schedule 3.34(a) attached hereto, to the best knowledge of any Sellers Group Person, each member of the North Shore Affiliated Group's use of the Property has at all times complied in all material respects with all Environmental Laws. Except as disclosed on Schedule 3.34(a) attached hereto, none of Sellers or members of the North Shore Affiliated Group is in violation in any material respect, in connection with the ownership, use, maintenance or operation of the Property and the conduct of the Business, of any Environmental Laws.

          (b) Except as set forth on Schedule 3.34(b) attached hereto, there are no past, pending or, to the best knowledge of any Sellers Group Person, threatened investigations, inquiries, notices or other proceedings by any Government or any foreign governmental entity with respect to any of Sellers in connection with the actual or alleged violation of, or liability arising under, any Environmental Laws with respect to the Property.

          (c) Except as disclosed on Schedule 3.34(c) attached hereto, each member of the North Shore Affiliated Group has all necessary material permits, registrations, approvals, certificates and licenses relating to the protection of health, safety or the environment as required by the Environmental Laws, except for such permits, registration, approvals, certificates and licenses the failure of which to obtain would not have a Material Adverse Effect. Sellers have previously delivered to Buyer or its representatives true, accurate and complete copies of any and all such permits, registrations, approvals, certificates and licenses.

          (d) Except as disclosed on Schedule 3.34(d) attached hereto, to the best knowledge of any Sellers Group Person, there are no Environmental Laws which require any work, repairs, construction or capital expenditures with respect to the Property, nor has any Seller and/or any member of the North Shore Affiliated Group received any notice of any of the same.

          (e) Except as disclosed on Schedule 3.34(e), to the best knowledge of any Sellers Group Person, during any member of the North Shore Affiliated Group's or of Sellers' occupancy of the Property there has been no spill, discharge, leak, emission, injection, disposal, dumping, emptying, escape, leaching, pumping or release of any kind on, beneath or above the Property or into the environment surrounding or adjoining the Property of any pollutants, contaminants, hazardous substances, hazardous chemicals, toxic chemicals, extremely hazardous substances, petroleum products, petroleum substances, toxic substances, hazardous wastes, infectious wastes, radioactive materials, asbestos fibers or solid wastes (collectively as "Hazardous Materials"), including but not limited to those defined in the Environmental Laws.

          (f) Except as disclosed on Schedule 3.34(f), to the best knowledge of any Sellers Group Person, during any member of the North Shore Affiliated Group's or of Sellers' period of occupancy of the Property there has been no past, and there is no current or anticipated, storage, disposal, use, generation, manufacture, refinement, transportation, production or treatment of any Hazardous Materials at or upon the Property.

          (g) Except as disclosed on Schedule 3.34(g) attached hereto, no member of the North Shore Affiliated Group or of Sellers knows of any information that any person, including any employee, may have any life threatening health condition or long term disability as a result of the prior use of the Property or as a result of the release of any Hazardous Materials on the Property or into the environment surrounding the Property.

          (h) Except as disclosed on Schedule 3.34(h), to the best knowledge of any Sellers Group Person, no asbestos fibers or materials or polychlorinated biphenyls (PCBs) are on the Property.

     3.35 Broker's Fees. Except as described on Schedule 3.35, none of Sellers nor any other member of Sellers Group has retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

     3.36 Capitalization and Related Matters. The authorized capital of North Shore Canada consists solely of an unlimited number of Class A Shares and Class B Shares. All of the Canadian Shares were validly issued and are outstanding as fully paid and non-assessable shares. Except for the Canadian Shares and 90 Class A Shares of North Shore Canada registered in the name of Perry Simardone,
(a) there are no outstanding (i) other securities of North Shore Canada, or (ii) rights or options to acquire securities of North Shore Canada (excluding Buyer's rights hereunder) except as set forth in the Unanimous Shareholders' Agreement dated April 27, 1994 between Simardone, North Shore and North Shore Canada, and
(b) neither Sellers nor North Shore Canada is subject to any obligation to issue, deliver, redeem or otherwise acquire or retire the Canadian Shares or any other securities of North Shore Canada.

     3.37 Canadian Law.North Shore Canada is in compliance in all material respects with the Laws of Canada and its provinces relating to or in connection with the collection of debts.

     3.38 Foreign Assets and Operations. Except as set forth on Schedule 3.38, none of Sellers has an interest in any real property or tangible or intangible property located outside of the United States, including any stock, securities or investments in, claims against, or receivables from any entities or Persons with substantially all their property or business so located. Except as set forth on Schedule 3.38 and for the operations of North Shore Canada, no member of the North Shore Affiliated Group has conducted the Business outside the United States.

     3.39 Meter Mail Programs . As of the date of this Agreement, no correspondence is being mailed pursuant to which such correspondence appears to be from a member of the North Shore Affiliated Group (whether because of the letterhead utilized or otherwise) but such correspondence is not produced by and delivered to the postal authorities by a member of the North Shore Affiliated Group (a "Meter Mail Program"). There are no current plans by any member of the North Shore Affiliated Group to initiate a Meter Mail Program.

     3.40 Books and Records. The books of account, stock record books and minute books and other corporate records of each of Sellers are in all material respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected on the Financial Statements and Interim Statements, to the extent appropriate.

     3.41 Truthfulness. To the best knowledge of any Sellers Group Person, no representation or warranty of Sellers herein and no statement or certificate furnished or to be furnished by or on behalf of Sellers pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer and OSI hereby make the following representations and warranties, each of which is true and correct on the date hereof and each of which shall survive the Closing Date and the sale contemplated hereby pursuant to Section 9.1.

     4.1 Corporate Existence of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York Buyer has the corporate power and authority to own and use its properties and to transact the business in which it is engaged. OSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. OSI has the corporate power and authority to own and use its properties and to transact the business in which it is engaged.

     4.2 Approval of Agreement.

          (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action of Buyer and OSI, and such authorization and approval have not been revoked. Pursuant to such authorization and approval, each of Buyer and OSI has full power and authority to enter into this Agreement, the Earn-out Agreement and the Employment Agreements, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

          (b) Assuming due execution and delivery hereof by each Sellers Group Person, this Agreement is the legal, valid and binding obligation of each Buyer and OSI, enforceable against each according to its terms except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) Neither Buyer nor OSI is required to obtain any third party contractual consents to effect the transactions contemplated hereby

     4.3 No Breach of Articles or Indentures. The execution of this Agreement and the consummation of the transactions contemplated hereby have not and will not constitute or result in the breach of any of the provisions of, or constitute a default under any material indenture, evidence of indebtedness or other commitment to which Buyer or OSI is a party or by which either is bound, which breach or default would have a material adverse effect on OSI and its subsidiaries, taken as a whole. The execution of this Agreement and the consummation of the transactions contemplated hereby have not and will not constitute or result in the breach of any of the provisions of the articles of incorporation or by-laws of Buyer or the certificate of incorporation or by-laws of OSI.

     4.4 Investment Representation. Buyer is acquiring the Canadian Shares for its own account, for investment purposes and without any view to resale or distribution of the Canadian Shares or any portion thereof.

     4.5 Broker's Fees. OSI has retained Bowles Hollowell Conner & Co. and agreed to pay its fees with respect to the transactions contemplated by this Agreement. Except with respect to its agreement with Bowles Hollowell Conner & Co., neither Buyer nor OSI has retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

     4.6 Capital Stock, Capitalization of OSI; SEC Filings

          (a) The shares of common stock of OSI to be received by the Sellers in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable.

          (b) The authorized capital stock of OSI consists of (i) 7,500,000 shares of OSI voting common stock, of which 3,425,126.01 shares are duly authorized and validly issued and outstanding, fully paid and nonassessable on the date hereof, (ii) 7,500,000 shares of OSI Class A nonvoting common stock, of which 391,740.58 shares are duly authorized and validly issued and outstanding, fully paid and nonassessable on the date hereof, (iii) 500,000 shares of OSI Class B nonvoting common stock, of which 400,000 shares are duly authorized and validly issued and outstanding, fully paid and nonassessable on the date hereof,
(iv) 1,500,000 shares of OSI Class C nonvoting common stock, of which 1,040,000 shares are duly authorized and validly issued and outstanding, fully paid and nonassessable on the date hereof and (v) 1,000,000 shares of OSI preferred stock, of which 935,886.85 shares are duly authorized validly issued and outstanding, fully paid and nonassessable as of the date of this Agreement.
Except for the OSI preferred stock, OSI nonvoting common stock, for rights contained in that certain Amended and Restated Stockholders Agreement dated as of February 16, 1996, by and among OSI and certain stockholders of OSI (the "Stockholders Agreement") and for options to be granted under OSI's 1995 Stock Option and Stock Award Plan, there are no outstanding securities convertible into or exchangeable for the capital stock of OSI and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of OSI.

          (c) The reports and other documents filed by OSI under the Securities Exchange Act of 1934, as amended (the "1934 Act"), complied as to form and content in all material respects with all requirements under the 1934 Act as of the respective dates of filing.

          (d) The most recent stock option grants awarded under OSI's 1995 Stock Option and Stock Award Plan have an exercise price of $25.00 per share.


                                    ARTICLE V
                          COVENANTS CONCERNING SELLERS

     Each of Sellers covenants and agrees with Buyer that:

     5.1 Operation of the Business. Without the prior written consent of Buyer, from and after the date of this Agreement and until the Closing Date, no member of the North Shore Affiliated Group will:

          (a) Grant any increase in the rate of pay of any of its employees, grant any increase in the salaries of any officer, employee or agent, enter into or increase the benefits provided under any bonus, profit-sharing, incentive compensation, pension, retirement, medical, hospitalization, life insurance or other insurance plan or plans, or other contracts or commitments, or in any other way increase in any amount the benefits or compensation of any such officer, employee or agent.

          (b) Enter into any employment Contract or collective bargaining agreement.

          (c) Enter into any Contract or engage in any transaction which is not in the usual and Ordinary Course or which is inconsistent with past practices.

          (d) Sell or dispose of or encumber any Assets other than in the Ordinary Course.

          (e) Make, or enter into any Contract for, any capital expenditure or enter into, modify, amend, or cancel any lease of capital equipment or real property other than in the Ordinary Course.

          (f) Enter into any Contract, whether for the purchase or sale of inventory, supplies, other products or services or otherwise other than in the Ordinary Course.

          (g) Create, assume, incur or guarantee any indebtedness other than (i) in the usual and Ordinary Course of the Business and with a maturity date of less than one year or (ii) that incurred pursuant to existing Contracts disclosed in the Schedules delivered pursuant to this Agreement.

          (h) Declare or pay any dividend or make any sale of or distribution in respect of its capital stock or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock.

          (i) Make or institute any unusual method of transacting business or change any accounting procedures or practices or its financial structure.

          (j) Make any amendments to or changes in its articles or certificate of incorporation or association or bylaws.

          (k) Perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material Contract.


     5.2 Preservation of Business. From and after the date of this Agreement and until the Closing Date, each member of the North Shore Affiliated Group shall:

          (a) Use reasonable commercial efforts to carry on the Business substantially in the same manner as heretofore conducted.

          (b) Use reasonable commercial efforts to keep its business organization intact, including keeping available the services of its present employees and preserving its present relationships with suppliers and customers and others having business relations with it.

          (c) Perform all obligations required to be performed by it under any Contract or lease.

     5.3 Insurance and Maintenance of Property. From and after the date of this Agreement and until the Closing Date, Sellers and each member of the North Shore Affiliated Group will maintain all insurance policies and bonds set forth on
Schedule 3.32, and will maintain the Purchased Assets in good condition and repair.

     5.4 Full Access. From and after the date of this Agreement and until the Closing Date, representatives of Buyer shall have full access at all reasonable times to all premises, properties, books, records, Contracts, tax records and documents of Sellers and of the North Shore Affiliated Group relating to the Business and/or the Canadian Shares, and Sellers will furnish to Buyer any information in respect of the Business as Buyer may from time to time request. Such examination and investigation by Buyer shall not affect the warranties and representations of Sellers contained in this Agreement.

     5.5 Books, Records and Financial Statements. From and after the date of this Agreement and until the Closing Date, each of Sellers shall maintain its books and financial records in accordance with GAAP consistently applied, and on a basis consistent with the past practices of such Seller. Said books and financial records shall fairly and accurately reflect the operations of the Business. Each of Sellers shall furnish to Buyer promptly, as available, financial statements and operating reports applicable to the Business since March 31, 1997, all of which shall be prepared in accordance with GAAP consistently applied and shall present fairly the financial position and results of operations of the Business at the dates and for the periods indicated.

     5.6 Governmental Filings. Each of Sellers will cooperate with Buyer in making, as soon as practicable following the execution hereof, all filings required by any Government in connection with the transactions contemplated by this Agreement. All information provided by Sellers in connection with such filings will, to the best knowledge of the Seller Group Persons, be true, accurate and complete and will comply with all applicable laws and regulations.

     5.7 Tax Matters.

          (a) The Parties agree that the amount for Reserved Taxes on the Closing Date Balance Sheet will be broken down on a schedule to the Closing Date Balance Sheet into its separate components, with each component identifying the specific taxable period and specific Tax for which a particular reserve is being created or continued (each separate component being referred to herein as a "Reserve").

          (b) Each of Sellers agrees to furnish, or cause to be furnished, to Buyer, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to the Purchased Assets and the Assumed Liabilities as is reasonably necessary for the preparation of any Tax Return, claim for refund or audit or prosecution or defense of any claim, suit or proceeding relating to any Taxes.

          (c) All real estate, personal property, ad valorem and any other local or state taxes relating to the Purchased Assets or the Business which shall be accrued but unpaid as of the Effective Time, or which shall be paid as of the Effective Time but relate in whole or in part to periods after the Closing Date, shall be prorated to the Effective Time and shall be reflected on the Closing Date Balance Sheet. Any such prorated taxes which may be ultimately assessed after the Effective Time shall be paid by Sellers to Buyer or Buyer to Sellers, as the case may be, within 30 calendar days of such determination.



                                   ARTICLE VI
                                OTHER AGREEMENTS

     6.1 Change of Name. Within ten business days after the Closing Date, North Shore, AMS, and Mailguard, in such manner as is reasonably requested by Buyer, shall each change its name to some name other than "North Shore Agency, Inc.,", "Automated Mailing Services, Inc.," or "Mailguard Security Systems, Inc." or any variations or abbreviations thereof, and file appropriate notification of its change of name in all jurisdictions where such notification is required.

     6.2 Employees. As of 12:01 a.m. on the Closing Date, all employees of each North Shore Affiliated Group shall cease to be employees of each North Shore Affiliated Group and shall become employees of the Buyer, unless such employees are listed on Schedule 6.2(a) as individuals who will not become employees of Buyer. At Closing, each member of the North Shore Affiliated Group shall transfer sponsorship to Buyer of all of the Plans set forth on Schedule 6.2(b) and Buyer agrees to assume all such Plans pursuant to the terms of the Change of Sponsorship and Assumption Agreement attached as Exhibit 6.2 ("Change of Sponsorship Agreement").

     6.3 Supplemental Disclosure. The Sellers shall have the right from time to time prior to the Closing to supplement or amend their disclosure schedules, with respect to any matter hereafter arising which, if existing or known as of the date of this Agreement, would have been required to set forth or described in such Schedule. Any such supplemental disclosure, however, will not be deemed to have been disclosed as of the date of this Agreement for purposes of determining whether or not the conditions set forth in Section 7.1 hereof have been satisfied. If Buyer determines to consummate the transactions contemplated by this Agreement notwithstanding such supplemental disclosure, however, such supplemental disclosure will be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of the indemnification obligations set forth in Article IX hereof unless otherwise agreed to in writing by the parties.



                                   ARTICLE VII
                        CONDITIONS TO BUYER'S OBLIGATIONS

     The obligations of Buyer to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Buyer to waive any one or more of such conditions:

     7.1 Representations and Warranties of Sellers. The representations and warranties of Sellers and the Stockholders contained in this Agreement and in the certificates and papers to be delivered to Buyer pursuant hereto and in connection herewith shall be true and correct in all material respects on the date hereof and on the Closing Date (except for changes specifically permitted hereunder) as though such representations and warranties were made on the Closing Date.

     7.2 Performance of this Agreement. Each of Sellers and each member of the North Shore Affiliated Group shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

     7.3 Material Adverse Change and Extraordinary Distributions. There shall have been no material adverse change in the Business (including the Purchased Assets and Assumed Liabilities), whether or not covered by insurance. Between the date of this Agreement and the Closing Date, there shall have been no extraordinary distribution by any member of the North Shore Affiliated Group, by the officers of such member, or by any of Sellers, by the officers of Sellers or by any Stockholders of any assets or dividends of the Business.

     7.4 Certificate of Sellers. Buyer shall have received a certificate signed by the President and Treasurer of each of Sellers dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 7.1, 7.2, 7.3, 7.8, 7.9 and 7.11 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of Sellers and Stockholders under this Agreement.

     7.5 Opinion of Counsel. Buyer shall have received from Pryor, Cashman, Sherman & Flynn counsel to the Sellers Group, an opinion dated the Closing Date, to the effect that:

          (a) Each member of the North Shore Affiliated Group, other than DMM Consultants, is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

          (b) This Agreement and the Earn-out Agreement have received all requisite approval by the Stockholders and by the Board of Directors of each of Sellers, have been duly executed and delivered by each Sellers Group Person, and are binding and enforceable against each Sellers Group Person in accordance with their terms, except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     7.6 Employment Agreements. Jerome Goodman shall have executed and delivered an Employment Agreement in substantially the form attached hereto as Exhibit 7.6(a), David M. Klein shall have executed and delivered an Employment Agreement in substantially the form attached hereto as Exhibit 7.6(b) and the employees listed on the schedule to Exhibit 7.6(c) shall have executed and delivered an Employment Agreement in substantially the form attached hereto as Exhibit 7.6(c).

     7.7 Earn-Out Agreement. Sellers shall have executed and delivered the Earn-out Agreement in substantially the form attached hereto as Exhibit 2.3.

     7.8 No Lawsuits. No suit, action or other proceeding or investigation shall be threatened or pending before or by any Court or Government concerning this Agreement or the consummation of the transactions contemplated hereby, or in connection with any claim against any member of the North Shore Affiliated Group or of Sellers not disclosed on the Schedules hereto. No Government shall have threatened or directed any request for information concerning this Agreement, the transactions contemplated hereby or the consequences or implications of such transaction to Buyer, to the members of the North Shore Affiliated Group or to Sellers, or any officer, director, employee or agent of any of them.

     7.9 No Restrictions. Except with respect to obtaining the licenses set forth on Schedule 3.16 and not obtaining the consents set forth on Schedule 7.10, there shall exist no conditions, restrictions or reservations affecting the title to or utility of the Purchased Assets which would prevent Buyer from occupying and utilizing the Purchased Assets, or any part thereof, to the same full extent that Sellers might continue to do so if the sale and transfer contemplated hereby did not take place.

     7.10 Consents. All consents and approvals necessary to ensure that Buyer will continue to have the same full rights in respect to the Purchased Assets as Sellers had immediately prior to the consummation of the transaction contemplated hereunder shall have been obtained; provided, however, with respect to the consent to the assignment of customer agreements, Sellers shall not be required to obtain the consents required in connection with the assignment of the agreements listed on Schedule 7.10.

     7.11 Releases. At or prior to the Closing Date, Sellers shall have delivered to Buyer the written release of all Liens other than Permitted Liens relating to the Purchased Assets executed by the holder of or parties to each such Lien. The releases shall be reasonably satisfactory in substance and form to Buyer and its counsel.

     7.12 Documents. Buyer shall have received from each of Sellers on the Closing Date:

          (a) Bills of Sale and other appropriate documents conveying to Buyer good and marketable title to the Purchased Assets.

          (b) The Assignment and Assumption Agreement and other appropriate assignments, with related consents, if any are so required.

          (c) A certificate or certificates evidencing the Canadian Shares, duly endorsed or accompanied by a duly executed stock power.

          (d) A Change of Sponsorship Agreement.

     7.13 Lease Assignment and Other Matters.

          (a) Wayne Street Associates shall have assigned all of its rights under the Leases with Kermit Enterprises, dated as of July 12, 1995 and May 15, 1996, to Buyer.

          (b) North Shore shall have assigned all of its rights under the lease agreement for 117 Cuttermill Road in substantially the form attached hereto as
Exhibit 7.13(a) to Buyer.

          (c)  The   Stockholders  and  David  Klein  shall  have  executed  the
Stockholders Agreement.

          (d) Jerome Goodman and Buyer shall have executed the License Agreement in substantially the form attached hereto as Exhibit 7.13(b) (the "License Agreement").

     7.14 Further Assurances. Buyer shall have received such further instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.



                                  ARTICLE VIII
                       CONDITIONS TO SELLERS' OBLIGATIONS

     The obligations of Sellers to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Sellers to waive any one or more of such conditions:

     8.1 Representations and Warranties of Buyer. The representations and warranties of Buyer contained in this Agreement and in the certificates and papers to be delivered to Sellers pursuant hereto and in connection herewith shall be true and correct in all material respects on the date hereof and on the Closing Date (except for changes specifically permitted hereunder) as though such representations and warranties were made on the Closing Date.

     8.2 Performance of this Agreement. Buyer shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

     8.3 Certificate of Buyer. Sellers shall have received a certificate signed by an officer of Buyer dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 8.1, 8.2, 8.7 and 8.9 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of Buyer hereunder.

     8.4 Earn-out Agreement. Buyer and OSI shall have executed and delivered an Earn-out Agreement in substantially the form attached hereto as Exhibit 2.3.

     8.5 Employment Agreements. Buyer and OSI shall have executed and delivered Employment Agreements in substantially the form attached hereto as Exhibits 7.6(a), 7.6(b) and 7.6(c).

     8.6 Payment of Closing Consideration and Assumption of Assumed Liabilities. On the Closing Date, Sellers shall have received from Buyer the Closing Cash Consideration, the Closing Stock Consideration, the Assignment and Assumption Agreement, the Change of Sponsorship Agreement and the License Agreement. In addition, Jerome Goodman shall be released from any and all guarantees he has made on behalf of the North Shore Affiliated Group.

     8.7 No Lawsuits. No suit, action or other proceeding or investigation shall be threatened or pending before or by any Court or Government concerning this Agreement or the consummation of the transactions contemplated hereby. No
Government  shall have  threatened  or  directed  any  request  for  information concerning this Agreement, the transactions contemplated hereby or the consequences or implications of such transaction to Buyer, to the members of the North Shore Affiliated Group or to Sellers, or any officer, director, employee or agent of any of them.

     8.8 Opinion of Counsel. Sellers shall have received from Bryan Cave LLP, counsel to Buyer and OSI, an opinion dated the Closing Date, to the effect that:

          (a) Each of Buyer and OSI is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

          (b) This Agreement and the Earn-out Agreement have received all requisite approval by the Board of Directors of each of Buyer and OSI, have been duly executed and delivered by each of Buyer and OSI, and are binding and enforceable against each of Buyer and OSI in accordance with their terms, except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) The shares of common stock of OSI to be delivered to the Stockholders on the date hereof have been duly authorized by OSI and, when delivered in accordance with the terms of the Asset Purchase Agreement, will be fully paid and non-assessable.

     8.9 Bank Loan On the Closing Date, the bank loan payable of the North Shore Affiliated Group included within the Assumed Liabilities shall have been paid in full by Buyer pursuant to instructions contained in a pay-off letter obtained from such bank by North Shore.

     8.10 Further Assurances. Sellers shall have received such further instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.


                                   ARTICLE IX
                                 INDEMNIFICATION

     9.1 Survival of Representations and Warranties. The representations and warranties made in this Agreement shall survive the Closing and sale contemplated hereby for a period of 18 months from the Closing Date; provided, however the foregoing shall not apply to representations and warranties under Sections 3.2(b), 3.8 and 3.34 and the last sentence of Section 3.14, which shall survive until the expiration of the applicable statute of limitations.

     9.2 Sellers' Indemnification. Each Sellers Group Person, jointly and severally, hereby agrees to hold Buyer, OSI and the shareholders, directors, officers, successors, assigns and agents of each of them (the "Buyer Indemnified Persons") harmless and indemnify each of them from and against any and all claims, losses, damages, liabilities, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date incurred through the date of payment at the prime lending rate of Citibank N.A. from time to time prevailing (in all, "Indemnified Losses") incurred or to be incurred by any of them (a) to the extent resulting from or arising out of any breach or violation of the representations, warranties, covenants or agreements of any Sellers Group Person contained in this Agreement, including the provisions of this Article IX, (b) to the extent resulting from or arising out of the matters disclosed on Schedule 3.20 and (c) to the extent resulting from or arising out of any liability or obligation of any Sellers Group Person not expressly assumed by Buyer hereunder as an Assumed Liability (such non-assumed liabilities to include without limitation any violation by any member of the North Shore Affiliated Group of the Fair Debt Collection Practices Act and any state or local counterpart or equivalent prior to the Closing Date).

     9.3 Buyer's Indemnification. Buyer and OSI hereby agree to hold Sellers and the Stockholders (the "Sellers Indemnified Persons") harmless and indemnify each of them from and against any and all Indemnified Losses incurred or to be incurred by any of them, (a) to the extent resulting from or arising out of any breach or violation of the representations, warranties, covenants and agreements of Buyer and OSI contained in this Agreement, including the provisions of this
Article IX and (b) to the extent resulting from or arising out of any liability or obligation of Buyer with respect to the Assumed Liabilities.

     9.4 Notice of Claim. In the event that Buyer seeks indemnification on behalf of a Buyer Indemnified Person, or any of Sellers seeks indemnification on behalf of a Sellers Indemnified Person, such Party seeking indemnification (the "Indemnified Party") shall give written notice to the Indemnifying Party specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. With respect to claims other than Third Person Claims (as defined below), the Indemnifying Party shall have 20 calendar days after the Indemnified Party provides notice to the Indemnifying Party to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For purposes of such investigation, the claimant agrees to make available to the Indemnifying Party or its authorized representative(s) the information relied upon by the claimant to substantiate the claim. If the claimant and the Indemnifying Party agree at or prior to the expiration of such 20 day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall pay the amount of such claim not more than 10 calendar days after agreement. If the claimant and the Indemnifying Party do no agree within such period (or any mutually agreed upon extension thereof), the Claimant may seek any available legal remedy.

     9.5 Right to Contest Claims of Third Persons. If an Indemnified Party is entitled to indemnification hereunder because of a claim asserted by any claimant (other than an indemnified person hereunder) ("Third Person"), the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof after such assertion is actually known to the Indemnified Party; provided, however, that the right of a person to be indemnified hereunder in respect of claims made by a Third Person shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest or settle the claim alleged by such Third Person (a "Third-Person Claim"), provided that the Indemnifying Party has unconditionally acknowledged to the Indemnified Party in writing his or its obligation to indemnify the persons to be indemnified hereunder with respect to such Third-Person Claim; the Indemnified Party may thereafter participate in (but not control) the defense of any such Third-Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. Unless and until the Indemnifying Party so acknowledges his or its obligation to indemnify, the Indemnified Party shall have the right, at its option, to assume and control defense of the matter and to look to the Indemnifying Party for the full amount of the costs of defense. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third-Person Claim within 20 calendar days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not so acknowledge his or its obligation to indemnify and assume the defense of any such Third-Person Claim, (a) the Indemnified Party may defend against such claim, in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third-Person Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by clear and convincing evidence that conduct of the Indemnified Party in the defense and/or settlement of such Third-Person Claim constituted gross negligence or willful misconduct. The Parties shall make available to each other all relevant information in their possession relating to any such Third-Person Claim and shall cooperate in the defense thereof.

     9.6 Sources of Indemnification Subject to complying with the procedures of Sections 9.4 and/or 9.5, Buyer or OSI shall have the right to seek, in their sole discretion, satisfaction of Indemnified Losses: subject to the limitations of Section 9.7, (a) from any Sellers Group Person or (b) by offsetting Indemnified Losses against the payments of additional earn-out consideration otherwise payable to Sellers pursuant to Section 2.3 and Exhibit 2.3.

     9.7 Limitations.

          (a) The Buyer Indemnified Persons shall not be entitled to recover Indemnified Losses to the extent such Indemnified Losses exceed the sum of $10,000,000 (the "Cap"), once any Sellers Group Person has made payments to or on behalf of Buyer Indemnified Persons with respect to such Indemnified Losses in such amount.

          (b) The Buyer Indemnified Persons shall not be entitled to recover Indemnified Losses(i) for a breach of a representation or warranty (other than those in Section 3.2, Section 3.6 and the last sentence of Section 3.14) or (ii) pursuant to Section 9.2(b) unless such Indemnified Losses exceed $375,000 in the aggregate, and only to the extent such Indemnified Losses exceed such amount.

          (c) Each Stockholder (other than Jerome Goodman, who shall have no limitation pursuant to this Section 9.7(c)) and David Klein shall not be obligated to indemnify the Buyer Indemnified Persons in excess of the amount set forth opposite his name on Schedule 9.7(c). Schedule 9.7(c) reflects the proportional interest of each Stockholder (other the Jerome Goodman) and David Klein in the Cap.

          (d) For purposes of Section 9. 2, "Indemnified Losses" for a breach of
Section 3.19 shall not include or be recoverable by any person to the extent covered by insurance carried by the indemnified person.

     9.8 Exclusive Remedy. The obligations of each Seller Group Person to indemnify the Buyer for any breach described in Section 9.2 shall constitute the Buyer's sole and exclusive remedy with respect to any such breaches to the exclusion of any statutory, contractual or common law rights. Buyer's obligation to indemnify Sellers Indemnified Persons for any breach described in Section 9.3 shall constitute the sole and exclusive remedy of the Sellers Indemnified Persons with respect to any such breaches to the exclusion of any statutory, contractual or common law rights.



                                    ARTICLE X
                                  MISCELLANEOUS

     10.1 Assignment; Binding Agreement.

          (a) This Agreement and all or any part of Buyer's rights and obligations hereunder may be assigned by Buyer at any time to any one or more Affiliates of Buyer. Buyer shall cause such Affiliate(s) to perform any of Buyer's obligations hereunder which are assigned to such Affiliate(s).

          (b) Neither this Agreement nor any of the Sellers Group's rights or obligations hereunder may be assigned by any member of the Sellers Group without Buyer's prior written consent.

          (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective successors and permitted assigns.

     10.2  Termination  of  Agreement.   This  Agreement  and  the  transactions
contemplated hereby may be terminated prior to the Closing Date only as follows:

          (a) By mutual consent of Buyer and Sellers.

          (b) By either Buyer or Sellers if the Closing shall not have occurred on or before October 15, 1997, or such other date, if any, as Buyer and Sellers shall agree upon.

     10.3 Manner and Effect of Termination.

          (a) Any action by Sellers to terminate this Agreement and the transactions contemplated hereby, as provided in Section 10.2 hereof, shall be taken by the Sellers Group Representative (as defined in Section 10.14). Any such action by Buyer shall be taken by its Chairman of the Board, its President or any appropriately authorized officer.

          (b) If this Agreement is terminated pursuant to Section 10.2 hereof without fault of either party or breach of this Agreement, all obligations of Sellers and Buyer hereunder shall terminate, without liability of Sellers to Buyer or of Buyer to Sellers. In such event, each party hereto shall pay all legal and other costs and expenses incurred by such party in connection with this Agreement and the transactions contemplated hereby.

          (c) Subject to Section 9.8, nothing in this Section or elsewhere in this Agreement shall impair or restrict the rights of any party to any and all remedies at law or in equity in the event of a breach of or default under this Agreement.

     10.4 Non-Disclosure of Information. Without the prior written consent of Buyer, Sellers will not disclose or reveal to any third Person any confidential, non-public or commercially valuable information (a) concerning Buyer to which Sellers were exposed in connection with this Agreement or (b) concerning the Business. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to Section 10.2 hereof, the terms of the Confidentiality Agreement among Sellers and OSI shall remain in full force and effect.

     10.5 Transfer Taxes and Expenses.

          (a) Sellers shall pay all documentary stamp, intangible and other transfer taxes which arise as a result of the sale of the Purchased Assets contemplated under this Agreement.

          (b) Buyer and Sellers shall use their respective reasonable efforts to provide or obtain from any taxing authority any certificate or other document necessary to mitigate, reduce or eliminate any Taxes (including additions thereto or interest and penalties thereon) that otherwise would be imposed with respect to the transactions contemplated in this Agreement.

     10.6 Bulk Sales. Buyer hereby waives compliance with any applicable State Uniform Commercial Code or other statutory provisions governing bulk sales. Sellers agree to indemnify, defend and hold harmless Buyer from any and all loss, cost or expenses, resulting from the assertion of claims made against the Purchased Assets sold hereunder or against Buyer by creditors of Sellers under any bulk sales law with respect to liabilities and obligations of Sellers not assumed by Buyer hereunder, such indemnity to be in accordance with the provisions of Article IX hereof.

     10.7 Remedies. Except as expressly set forth in Section 9.8, nothing contained herein is intended to or shall be construed to limit the remedies which either party may have against the other in the event of a breach of or default under this Agreement, it being intended that any remedies shall be cumulative and not exclusive.

     10.8 Entire Agreement and Modification. This Agreement, including the Schedules attached hereto and the documents to be delivered pursuant to Article VII and Article VIII, and Exhibits, constitutes the entire agreement between the parties, subject to the last sentence of Section 10.4. No changes of, modifications of, or additions to this Agreement shall be valid unless the same shall be in writing and signed by all parties hereto.

     10.9 Severability. If any provision of this Agreement shall be determined to be contrary to law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

     10.10 Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed and thereafter transmitted by telecopier, and the telecopier receipt shall constitute an original.

     10.11 Headings; Interpretation. The table of contents and article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Both parties have participated substantially in the negotiation of this Agreement, and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

     10.12 Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of New York without regard to the conflict of laws rules of such state.

     10.13 Payment of Fees and Expenses. Each Party hereto shall pay all fees and expenses incurred by such Party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transaction contemplated hereby, including the fees of counsel, accountants and other experts of such Party and any finder's or brokerage fees incurred by such Party.

     10.14 Sellers Group Representative By execution and delivery of this Agreement, each Sellers Group Person hereby constitutes and appoints Jerome Goodman as the representative of such person hereunder (the "Sellers Group Representative") with full power and authority to give or make all notices, objections, directions and other communications to be given or made by or on behalf of any Sellers Group Person, to take any actions or give any consents of waivers which may be taken or given by or on behalf of any Sellers Group Person, to bind and act on behalf of the Sellers Group with respect to any matters which may arise or in connection with this Agreement and the exhibits hereto (including without limitation the Earn-out Agreement, but excluding the
Employment Agreements) and to otherwise act for and on behalf of the Sellers Group (except in connection with the Employment Agreements). In the event that the Sellers Group Representative should die or become incapacitated, his successor shall be selected by the estate or personal representative of Sellers Group Representative, and written notice of such selection shall be given to Buyer and OSI.

     10.15 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered (i) personally, (ii) by registered or certified mail, postage prepaid, (iii) by facsimile transmission or (iv) by overnight delivery service and addressed as set forth below:

          (a) If to Buyer or OSI:

              Outsourcing Solutions, Inc.
              390 South Woods Mill Road, Suite 150
              Chesterfield, MO  63017
              Attention:  Timothy G. Beffa
              Fax: 314-576-1867

              copy to (which shall not constitute notice):

              Bryan Cave LLP
              One Metropolitan Square
              N. Broadway, Suite 3600
              St. Louis, MO  63102
              Attention:  Peter D. Van Cleve
              Fax: 314-259-2020

          (b) If to any member of the Sellers Group:

              Jerome Goodman and Kevin Goodman
              North Shore Agency, Inc.
              117 Cuttermill Road
              Great Neck, NY  11021
              Fax: (516)466-9391

              copies to(which shall not constitute notice):

              Pryor, Cashman, Sherman & Flynn
              410 Park Avenue
              New York, NY 10022
              Attention: Eric B. Woldenberg
              Fax: (212) 326-0806

                            and

                  David Klein
                  2 Richmond Road
                  Lido Beach, NY 11561


     Any such notice shall be effective upon receipt. Any party may change the address to which notices are to be addressed by giving the other parties notice in the manner herein set forth.


THIS AGREEMENT CONTAINS AN ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES HERETO.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.


NSA ACQUISITION CORPORATION


By: /s/ Peter D. Waldstein
   -----------------------------------
   Peter D. Waldstein
   Vice President



OUTSOURCING SOLUTIONS INC.


By: /s/ Timothy G. Beffa
   -----------------------------------
   Timothy G. Beffa
   President and Chief Executive Officer



NORTH SHORE AGENCY, INC.


By: /s/ Jerome Goodman
   -----------------------------------
   Jerome Goodman
   President



AUTOMATED MAILING SERVICES, INC.


By: /s/ Jerome Goodman
   -----------------------------------
   Jerome Goodman
   President



MAILGUARD SECURITY SYSTEMS, INC.


By: /s/ Jerome Goodman
   -----------------------------------
   Jerome Goodman
   President


/s/ David Klein
--------------------------------------
David Klein, as sole proprietor of
DMM Consultants


/s/ Jerome Goodman
--------------------------------------
Jerome Goodman


/s/ Kevin Goodman
--------------------------------------
Kevin Goodman


/s/ Abby Goodman
--------------------------------------
Abby Goodman


/s/ Peter Goodman
--------------------------------------
Peter Goodman

                               TABLE OF SCHEDULES


1.1(a)                Excluded Assets
1.1(b)                Permitted Liens
2.5                   Allocation of Consideration
3.4                   Events Subsequent to December 31, 1996
3.7                   Undisclosed Liabilities
3.10                  Personal Property - Owned
3.11(a)               Real Property - Leased from Sellers
3.11(b)               Personal Property - Leased from Sellers
3.12(a)               Real Property - Leased to Sellers
3.12(b)               Personal Property - Leased to Sellers
3.13                  Intellectual Property
3.14                  Necessary Property and Transfer of Purchased Assets
3.16                  Licenses and Permits
3.17                  Contracts--Disclosure
3.18                  Contracts--Validity
3.20                  Litigation and Arbitration
3.21                  Directors, Officers, Employees and Consultants
3.22                  Indebtedness to and from Officers, Directors and Others
3.25                  Labor Agreements, Employee Benefit Plans and Employment
                        Agreements
3.26                  ERISA
3.32                  Insurance Policies
3.33                  Guarantees
3.34(a)-(h)           Environmental Matters
3.35                  Broker's Fees
3.38                  Foreign Assets
7.10                  Consents